UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 11, 2013, the Company announced that its New Mexico health plan, Molina Healthcare of New Mexico, Inc., has been selected by the New Mexico Human Services Department (HSD) to participate in the new Centennial Care Medicaid managed care program. In addition to continuing to provide physical and acute health care services, under the new program Molina Healthcare of New Mexico will expand its services to provide behavioral health and long-term care services. The selection of Molina Healthcare of New Mexico was made by HSD pursuant to its request for proposals issued in August 2012. The operational start date for the program is currently scheduled for January 2014.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This report contains “forward-looking statements” regarding the selection of Molina Healthcare of New Mexico to participate in the new Centennial Care Medicaid managed care program. Such statements are subject to risks and uncertainties that may cause actual results to differ materially, including without limitation the risk of the inability to secure federal approval of the Centennial Care program, a reversal of the contract awards in connection with a successful protest by another bidder, a failure to satisfy readiness review requirements, or an inability to reach a definitive agreement on terms consistent with the Company’s expectations.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued February 11, 2013, regarding the New Mexico HSD contract award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 11, 2013	By: /s/ Jeff D. Barlow
Jeff D. Barlow Sr. Vice President – General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued February 11, 2013, regarding the New Mexico HSD contract award.